Theravance Reports Fourth Quarter and Full Year 2010 Financial Results

SOUTH SAN FRANCISCO, CA -- (Marketwire - February 15, 2011) - Theravance, Inc. (NASDAQ: THRX) reported today its financial results for the fourth quarter and full year ended December 31, 2010. Revenue for the full year was $24.2 million. Net loss for the fourth quarter and full year of 2010 was $19.3 million and $83.9 million, respectively, compared with $22.2 million and $85.3 million for the same periods of 2009. Net loss per share was $0.25 and $1.16 for the fourth quarter and full year of 2010, respectively, compared with a net loss per share of $0.35 and $1.35 for the same periods of 2009. Cash, cash equivalents and marketable securities totaled $309.6 million as of December 31, 2010.

"Theravance had a successful 2010 highlighted by significant progress across a number of our key programs including RELOVAIR™, MABA, and PµMA," said Rick E Winningham, Chief Executive Officer. "In addition, I am pleased with the recent progression into Phase 3 of the LAMA/LABA program with GSK. This dual bronchodilator product candidate potentially will provide an important new treatment for patients suffering from COPD. In 2011, our focus will be on RELOVAIR™ and advancing our pipeline."

Program Highlights

Respiratory Programs

RELOVAIR™ Phase 3a Programs

The RELOVAIR™ Phase 3a programs in chronic obstructive pulmonary disease (COPD) and asthma are progressing and enrollment in the studies is largely in line with expectations. RELOVAIR™ is an investigational once-daily medicine that combines fluticasone furoate or FF (an inhaled corticosteroid or ICS) and vilanterol or VI (a long-acting beta2 agonist or LABA) for the treatment of patients with COPD or asthma. RELOVAIR™ Phase 3a programs in COPD and asthma have now enrolled over 9,000 patients out of an expected 11,000 patients in total.

The Phase 3a pivotal program in COPD consists of five studies, including two 12-month exacerbation studies, two six-month efficacy and safety studies, and a detailed lung function profile study.

The Phase 3a asthma pivotal program consists of eight studies to determine the safety and efficacy of RELOVAIR™ in asthma patients who remain uncontrolled on current treatment. These studies include an exacerbation study, a 12-month safety study (which also supports the COPD program), a 12-week low-dose combination efficacy study, a 24-week high-dose combination efficacy study, a 24-week head-to-head study of RELOVAIR™ versus Advair®/Seretide®, a 24-week study of FF versus fluticasone propionate (FP), a 12-week study of VI versus salmeterol, and a hypothalamic-pituitary-adrenal (HPA) axis study.

RELOVAIR™ Phase 3b Program: Initiation of Outcomes Study in COPD

In early February 2011, we and GSK announced the start of a large Phase 3b outcomes study with RELOVAIR™ in COPD. This is an extensive study of 16,000 patients to assess the potential for RELOVAIR™ to improve survival in patients with COPD and a history of, or at risk from, cardiovascular disease. This Phase 3b study is an extensive outcomes trial across 1,100 global sites and will run alongside the existing COPD program. The results are not expected prior to the anticipated regulatory submission and will not form part of the initial New Drug Application (NDA)/Marketing Authorisation Application (MAA).

The primary objective is to evaluate prospectively the effect of the combination (FF/VI, 100/25mcg) compared with placebo on survival in patients with moderate COPD and a history of, or at risk from, cardiovascular disease. Secondary objectives will evaluate the effect of FF/VI compared with placebo on the rate of decline in lung function, as well as on cardiovascular endpoints including cardiovascular death, heart attacks and strokes.

This study will evaluate the clinical outcomes of patients receiving standard cardiovascular care (including cardiovascular medications) versus patients receiving FF/VI in addition to receiving standard cardiovascular care (including cardiovascular medications).

This is a four arm, multicenter, randomized, double-blind, parallel-group study, with treatment administered once daily via a novel dry powder inhaler. The total duration of the study will be determined by the number of events in the study, with each patient being treated for between 15 and 44 months based on current estimates.

LAMA/LABA Combination (GSK573719/Vilanterol or '719/VI)

In early February 2011, we and GSK announced the initiation of the Phase 3 program for the once-daily LAMA/LABA dual bronchodilator '719/VI which will evaluate over 5,000 patients globally. '719/VI combines two bronchodilator molecules currently under development -- '719, a long-acting muscarinic antagonist (LAMA) and VI, a LABA. These molecules act through two mechanisms: antagonism of acetylcholine muscarinic receptors and agonism of beta2 adrenoreceptors. This investigational medicine will be administered using a new dry powder inhalation device.

A 52-week study to evaluate the long term safety and tolerability of '719 (125mcg) alone, as well as the combination '719/VI (125/25mcg), began in February 2011, and will be followed by four large pivotal studies that will compare improvements in lung function between '719/VI, its components, placebo and tiotropium. The Phase 3 program also will include two further studies assessing the effect of '719/VI on exercise endurance. The Phase 3 program will investigate two doses of '719 (125mcg and 62.5mcg) and '719/VI (125/25mcg and 62.5/25mcg) across the six studies, which are expected to commence within the next quarter.

Inhaled Bifunctional Muscarinic Antagonist-beta2 Agonist (MABA)

In December 2010, we and GSK announced that the first patient had started treatment with GSK961081 ('081) in a Phase 2b study in patients with moderate to severe COPD. '081 is a single molecule with both muscarinic antagonist and beta2 receptor agonist (MABA) activities. The primary objective of this study is to evaluate dose response, dose interval, efficacy, and safety of '081 by studying once-daily (QD) doses (100mcg, 400mcg, and 800mcg) and three twice-daily (BID) doses (100mcg, 200mcg, and 400mcg) and the active comparator salmeterol 50mcg BID compared with placebo over a 28-day period. The overall aim of this Phase 2b study is to evaluate the safety and efficacy of '081 administered both once daily and twice daily over a 28-day period to allow the selection of a well-tolerated and efficacious dose and dosing interval to take forward into Phase 3 development.

Central Nervous System (CNS)/Pain Program

Peripheral Mu Opioid Receptor Antagonist (PµMA) -- TD-1211

In October 2010, we announced positive proof-of-concept results with TD-1211 in patients with opioid-induced constipation (OIC). TD-1211 is an investigational once-daily, orally-administered, peripherally selective, multivalent inhibitor of the mu opioid receptor designed to alleviate gastrointestinal side effects of opioid therapy without affecting analgesia. We intend to progress TD-1211 into further Phase 2 work in 2011.

Financial Results

Revenue

Revenue was $6.9 million for the fourth quarter of 2010 compared with $3.8 million for the same period in 2009, an increase of $3.1 million. During the fourth quarter, $0.6 million of royalty revenue was earned from VIBATIV™ net sales of $3.2 million. For the full year of 2010, revenue was $24.2 million, compared with $24.4 million for the full year of 2009.

Research and Development

Research and development expense for the fourth quarter of 2010 decreased to $17.5 million compared with $18.4 million for the same period in 2009. For the full year of 2010, research and development expense was $75.1 million compared with $77.5 million for the full year of 2009. The decrease for the fourth quarter and the full year of 2010 was primarily due to lower external expenses, partially offset by higher employee-related expenses. Total external research and development expense for the fourth quarter and full year of 2010 (including reimbursements) was $1.3 million and $12.2 million respectively, compared with $3.3 million and $13.8 million, respectively, for the fourth quarter and full year of 2009. Total research and development stock-based compensation expense for the fourth quarter and full year of 2010 was $2.6 million and $10.3 million, respectively, compared with $2.6 million and $11.5 million, respectively, for the fourth quarter and full year of 2009.

General and Administrative

General and administrative expense for the fourth quarter of 2010 increased to $7.4 million from $6.4 million for the same period in 2009. For the full year of 2010, general and administrative expense was $27.5 million compared with $27.1 million for the full year of 2009. The increase in the fourth quarter and the full year of 2010 was primarily due to higher employee-related expenses partially offset by lower external costs. Total general and administrative stock-based compensation expense for the fourth quarter and full year of 2010 was $2.1 million and $8.7 million, respectively, compared with $2.0 million and $8.5 million, respectively, for the fourth quarter and full year of 2009.

Cash and Cash Equivalents

Cash, cash equivalents and marketable securities totaled $309.6 million as of December 31, 2010, an increase of $117.1 million during the fourth quarter. This increase was primarily due to GSK's purchase of $129.4 million of common stock in November 2010, partially offset by cash used in operations.

Conference Call and Webcast Information

As previously announced, the Company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Standard Time. To participate in the live call by telephone, please dial (877) 837-3908 from the U.S., or (973) 890-8166 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the Company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the Company's web site for 30 days through March 17, 2011. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on February 22, 2011 by dialing (800) 642-1687 from the U.S., or (706) 645-9291 for international callers, and entering confirmation code 35080122.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates and strategic collaborations with pharmaceutical companies. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections, and central nervous system (CNS)/pain. The Company's key programs include: the RELOVAIR™ program, the LAMA/LABA ('719/vilanterol (VI)) program and the Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) program, each with GlaxoSmithKline plc, and our Peripheral Mu Opioid Receptor Antagonist (PµMA) program. By leveraging its proprietary insight of multivalency to drug discovery, Theravance is pursuing a best-in-class strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

VIBATIV is a trademark of Astellas Pharma Inc.

RELOVAIR™ is a trademark of GlaxoSmithKline group of companies.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the timing of clinical studies, data analysis and product commercialization, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the timing of seeking regulatory approval of our product candidates, statements concerning enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, and statements regarding expectations for product candidates through development and commercialization and projections of revenue, expenses and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, risks related to delays or difficulties in commencing or completing clinical studies, the potential that results of clinical or preclinical studies indicate product candidates are unsafe or ineffective, our dependence on third parties in the conduct of our clinical studies, delays or failure to achieve regulatory approvals for product candidates, risks of relying on third-party manufacturers for the supply of our product candidates and risks of collaborating with third parties to develop and commercialize products. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) on October 29, 2010 and the risks discussed in our other period filings with SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                              THERAVANCE, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                   (In thousands, except per share data)

                            Three Months Ended        Twelve Months Ended
                               December 31,              December 31,
                         ------------------------  ------------------------
                             2010         2009         2010         2009
                         ------------------------  ------------------------
                                (unaudited)        (unaudited)      (2)
                         ------------------------  ------------------------

Revenue                  $     6,942  $     3,822  $    24,223  $    24,374

Operating expenses:
  Research and
   development (1)            17,476       18,406       75,070       77,524
  General and
   administrative (1)          7,400        6,393       27,476       27,066
  Restructuring charges           --         (162)          --        1,145
                         -----------  -----------  -----------  -----------
Total operating expenses      24,876       24,637      102,546      105,735
                         -----------  -----------  -----------  -----------

Loss from operations         (17,934)     (20,815)     (78,323)     (81,361)

Interest and other income        141          115          505        2,111
Interest expense              (1,506)      (1,510)      (6,044)      (6,052)
                         -----------  -----------  -----------  -----------
Net loss                 $   (19,299) $   (22,210) $   (83,862) $   (85,302)
                         ===========  ===========  ===========  ===========
Basic and diluted net
 loss per share          $     (0.25) $     (0.35) $     (1.16) $     (1.35)
                         ===========  ===========  ===========  ===========

Shares used in computing
 basic and diluted net
 loss per share               76,210       63,729       72,070       63,027
                         ===========  ===========  ===========  ===========

(1) Amounts include stock-based compensation expense for the three months and twelve months ended December 31 as follows (in thousands):

                          Three Months Ended          Twelve Months Ended
                             December 31,                December 31,
                      --------------------------  --------------------------
                          2010          2009          2010          2009
                      ------------  ------------  ------------  ------------
                              (unaudited)          (unaudited)       (2)
                      --------------------------  ------------  ------------

Research and
 development          $      2,613  $      2,566  $     10,322  $     11,542
General and
 administrative              2,080         2,050         8,687         8,458
                      ------------  ------------  ------------  ------------
Total stock-based
 compensation expense $      4,693  $      4,616  $     19,009  $     20,000
                      ============  ============  ============  ============

(2) The condensed consolidated statement of operations amounts for the year ended December 31, 2009 are derived from audited financial statements.

                              THERAVANCE, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                                December 31,   December 31,
                                                    2010           2009
                                               -------------  -------------
                                                (unaudited)        (2)
                                               -------------  -------------

Assets
Cash, cash equivalents and marketable
 securities                                    $     309,634  $     155,390
Other current assets                                   6,720          6,652
Property and equipment, net                           10,215         12,927
Other long-term assets                                 4,633          6,424
                                               -------------  -------------
  Total assets                                 $     331,202  $     181,393
                                               =============  =============

Liabilities and stockholders' net capital
 deficiency
Current liabilities (1)                        $      40,054  $      38,946
Deferred revenue                                     137,425        157,426
Convertible subordinated notes                       172,500        172,500
Other long-term liabilities                            3,643          1,515
Stockholders' net capital deficiency                 (22,420)      (188,994)
                                               -------------  -------------
  Total liabilities and stockholders' net
   capital deficiency                          $     331,202  $     181,393
                                               =============  =============

(1) Amounts include current portion of deferred revenue of $21.9 million and $23.7 million as of December 31, 2010 and December 31, 2009, respectively.

(2) The condensed consolidated balance sheet amounts at December 31, 2009 are derived from audited financial statements.

Contact Information:
Michael W. Aguiar
Senior Vice President and Chief Financial Officer
650-808-4100
investor.relations@theravance.com